UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2011

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 20, 2011, the Company held its virtual annual meeting of shareholders. Set forth below for each matter voted upon, are the number of votes cast for or against, the number of abstentions and, as applicable, the number of broker non-votes.

1.
Election of  Two Trustees.  Mr. Jerome Y. Halperin and Mr. Thomas W. White were elected as Class I trustees for  three-year terms expiring in 2014 or their earlier removal or resignation and until his successor is elected and qualified. In addition, continuing to serve their current terms are the following trustees: Robert L. Levy, Robert L. Loverd and Robert A. Meister.  The number of votes cast for, against, abstaining and broker non-votes, with respect to the election of Mr. Halperin and Mr. White, were as follows:

Trustee Nominee	For	Against	Abstain	Broker Non-Votes
Jerome Y. Halperin	187,686,592	1,796,071	203,785	42,409,985

Thomas W. White	187,642,917	1,847,284	196,247	42,409,985

2.
Ratification of Appointment of Independent Registered Public Accounting Firm.  The appointment of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011, was ratified based upon the following votes:

For	Against	Abstain
229,732,316	1,606,359	757,758

3.
Adjournment of the Meeting. The adjournment or postponement of the meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the meeting to approve the foregoing proposals was ratified based upon the following votes:

For	Against	Abstain
227,299,186	4,591,914	205,333

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

BY:	/s/ Robert L. Levy
Robert L. Levy
President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Executive Officer)

June 22, 2011